                          CEDAR SHOPPING CENTERS, INC.
                             44 South Bayles Avenue
                         Port Washington, New York 11050

                                                     Contact: Leo S. Ullman
                                                              President
                                                              (516) 767-6492

FOR IMMEDIATE RELEASE:
----------------------

        CEDAR SHOPPING CENTERS, INC. ANNOUNCES OPERATING RESULTS FOR 2003
        -----------------------------------------------------------------

Port Washington, New York - March 31, 2004 - Cedar Shopping Centers, Inc. (the "Company") (NYSE: "CDR"), an owner and operator of primarily supermarket-anchored community shopping centers in Pennsylvania, New Jersey, Maryland and Connecticut, today reported operating results for the year ended December 31, 2003.

Financial and balance sheet highlights for the year 2003 include the following:
------------------------------------------------------------------------------

                                                                            Year Ended
                                                                   12/31/2003         12/31/2002
                                                                  -------------      -------------
            Revenues                                              $  26,506,000      $  12,989,000

            Net loss                                              $ (21,351,000)     $    (468,000)

            Funds from operations                                 $ (20,537,000)     $    (451,000)

            Net cash (used in) provided by operating activities   $  (4,881,000)     $   1,298,000

            Net cash (used in) investing activities               $(199,898,000)     $ (40,483,000)

            Net cash provided by financing activities             $ 207,106,000      $  40,767,000

            Total assets                                          $ 341,307,000      $ 133,138,000

            Mortgage and other loans payable                      $ 161,983,000      $ 101,001,000

            Total shareholders' equity                            $ 151,148,000      $   3,245,000

            Outstanding shares of common stock                       16,456,000            232,000

            Outstanding operating partnership units                     439,000            568,000

            Percentage of mortgage and other loans payable to
            total asset                                                   47.5%              75.9%

The results for the year ending 2003 include the one-time transaction costs in completing our 15.5 million share public offering from which the Company received approximately $162.9 million in net proceeds. This, in turn, represented a major transformation of the Company. The one time transaction costs included, (i) costs in the amount of $6.9 million associated with the prepayment of indebtedness, (ii) costs in the amount of $11.96 million to "roll up" the management companies, and (iii) the premium in purchasing certain preferred units of the Operating Partnership and other costs and expenses totaling $1.9 million.

Significant Events and Transactions for the Year-Ended December 31, 2003:
------------------------------------------------------------------------

    - In October 2003, the Company completed a public offering of 13,500,000 shares of common stock at a price of $11.50 per share pursuant to a registration statement filed with the Securities and Exchange Commission. The Company's shares were listed on the New York Stock Exchange and commenced trading on October 24, 2003; the listing of the Company's stock on the NASDAQ was simultaneously terminated. The underwriters subsequently exercised their over-allotment option to purchase an additional 2,025,000 shares also at $11.50 per share. The Company, as indicated above, realized a total of approximately $162.9 million after underwriting fees and offering costs.
    - Contemporaneously with the offering, the three external management companies owned by certain senior executives, which had provided advisory, management and legal services to the Company, were merged into the Company and the Operating Partnership and, accordingly, the Company became a self-managed and self-administered real estate company.
    - Prior to the offering, Cedar Bay Company ("CBC") owned approximately 78% of the Company's common stock and OP Units. Upon completion of the offering, the Company repurchased all the OP units owned by CBC. As a result, CBC, after the offering, owned less than 1% of the Company's common stock. In addition, the Company used a portion of the proceeds from the offering to redeem 3,300 Preferred OP units owned by Homburg Invest (USA), Inc., an affiliate of one of the Company's directors.
    - As a result of these and related transactions, the Company now owns approximately 97.4% of the Operating Partnership.
    - During 2003, the Company completed the acquisition of 14 shopping center properties aggregating approximately 1.7 million sq. ft. of gross leaseable area. The aggregate cost for those properties was approximately $193.4 million, including closing costs and the assumption of a $9.8 million mortgage, which was funded primarily through the proceeds of the public offering and certain bridge financing. In addition, the Company completed the acquisition from a related party of the remaining 50% interest in a center in Harrisburg, Pennsylvania.
    - With respect to the four shopping center properties held in both 2002 and 2003, the occupancy rate increased from 90% at December 31, 2002 to 97% at December 31, 2003. Occupancy of all properties at December 31, 2003 except properties under development, was approximately 95%.

Acquisitions in 2003 included the following:
-------------------------------------------

                                                                   Mortgage      Percent   Major Tenants
                               %                 Net Book Value   Balance at   Occupied at  Greater than      Square   Lease
Property Description         Owned       GLA      at 12/31/03      12/31/03      12/31/03    10% of GLA        Feet  Expiration
---------------------------------------------------------------------------------------------------------------------------------
Fairview Plaza                30%       70,000   $  8,904,000    $ 6,018,000        97%     Giant Foods       59,000    2017
New Cumberland, PA

Halifax Plaza                 30%       54,000      5,634,000      4,190,000       100%     Giant Foods       32,000    2019
Halifax, PA                                                                                 Rite Aid           8,000    2009

Newport Plaza                 30%       67,000      6,514,000      5,346,000       100%     Giant Foods       43,000    2021
Newport, PA                                                                                 Rite Aid          10,000    2016

Pine Grove Plaza             100%       79,000      8,379,000      6,301,000        97%     Peebles           25,000    2022
Browns Mills, NJ

Swede Square                 100%      103,000      7,875,000        5,560,00*     78%**    L.A. Fitness      37,000    2016
East Norriton, PA

Valley Plaza                 100%      191,000      9,619,000      6,361,000       100%     K-Mart            96,000    2004
Hagerstown, MD                                                                              Ollie's           42,000    2011
                                                                                            Tractor Supply    32,000    2010

Wal-Mart Plaza               100%      155,000     11,735,000      5,441,000       100%     Wal-Mart          94,000    2020
Southington, CT                                                                             Namco             20,000    2011

South Philadelphia           100%      283,000     41,117,000       N/A             82%     Shop Rite         54,000    2018
Shopping Center                                                                             Bally's           31,000    2017
Philadelphia, PA                                                                            Ross Stores       31,000    2013

Riverview Plaza I, II & III  100%      247,000     48,389,000       N/A             95%     United Artists    78,000    2018
Philadelphia, PA

Columbus Crossing            100%      142,000     22,869,000       N/A            100%     Super Fresh       62,000    2020
Philadelphia, PA                                                                            Old Navy          25,000    2009
                                                                                            A.C. Moore        22,000    2011

Sunset Crossings             100%       74,000     10,744,000       N/A             96%     Giant Foods       54,000    2017
Dickson City, PA

Golden Triangle
Shopping Center              100%      229,000     11,590,000      9,825,000      68%***    Marshalls         30,000    2010
Lancaster, PA                                                                               Staples           24,000    2012
                                    -----------------------------------------
                                     1,694,000   $193,369,000    $49,042,000
                                    =========================================

* This loan was repaid after year end with proceeds of a draw-down on the Company's credit line.

**  This property is in the final stages of a redevelopment project.

*** This property is currently undergoing redevelopment, including re-tenanting with multiple new tenant build-outs, upgrading common areas, new facade and signage, a redesigned parking lot and improved access and traffic flow. The Company has entered into leases for a new 46,000 sq. ft. L.A. Fitness Center, a 22,000 sq. ft. Splash store and Commerce Bank (on an outparcel).

    - The Company acquired an option to purchase for $1.84 million an undeveloped 16.5 acre parcel of land located between Harrisburg and Hershey Pennsylvania. The option, which cost $150,000, was originally scheduled to expire in March 2004, but was extended for an additional six-month period. It is the Company's present intention to exercise the option and to build a supermarket-anchored shopping center on the site. In this connection, the Company has entered into a letter of intent with Giant Foods for a store of not less than 55,000 sq. ft. on this site.

    - The Company entered into a bridge credit facility of $40 million with Fleet National Bank after the public offering, which was replaced by a larger syndicated credit facility in 2004 (see below).

    - The Company paid a cash dividend of $0.16 per share on February 16, 2004 for the period from October 29, 2003 to December 31, 2003. The Company expects to pay dividends in 2004 at the rate of $0.90 per share per annum.

Significant Events and Transactions Subsequent to Year-End:
----------------------------------------------------------

    - In January 2004, the Company completed a three-year syndicated secured revolving credit facility with Fleet National Bank as lead arranger. Under the terms of this facility, the Company will have available, subject to certain covenants and collateral requirements, $100,000,000 on a revolving basis. Borrowings under the facility will incur interest at a rate of LIBOR plus 225 basis points ("bps"), subject to increases to a maximum of 275 bps depending upon the Company's overall leverage. The credit facility may be used to fund acquisitions, redevelopment activities, capital expenditures, dividend distributions, and for general corporate purposes.

    - The Company completed the purchase of Dubois Commons and Townfair Center. Dubois Commons, totaling approximately 190,000 sq. ft., is shadow-anchored (i.e., not-owned) by a 116,000 sq. ft. Lowe's home improvement center and is itself anchored by a 53,000 sq. ft. SuperValu Shop 'n Save supermarket and a 54,500 sq. ft. Elder Beerman department store. Other tenants include Pier 1 Imports, Fashion Bug, Blockbuster, Dollar Tree and Radio Shack. It was built in 1999 and expanded in 2003. Townfair Center, totaling approximately 216,000 sq. ft., is anchored by a Lowe's home improvement center, a SuperValu Shop 'n Save supermarket and a Michael's craft store. Other tenants include CVS and Pier 1 Imports. It was built in 1997 and expanded in 2001-2003.
          The aggregate purchase price for the two properties, including closing costs, was approximately $34.5 million. Townfair Center was purchased subject to an existing first mortgage of approximately $10.0 million. Dubois Commons is unencumbered. The balance of the purchase price and closing costs were funded from the Company's revolving credit facility.

Board of Director Changes:
-------------------------

At the Annual Meeting of Shareholders held on October 9, 2003, shareholders of the Company approved a change to the By-Laws of the Company pursuant to which members of the Board will be elected annually to serve one-year terms expiring upon the date of the next Annual Meeting (or until their respective successors are duly elected and qualify). Prior to the change, the Company's Board was elected to "classified" terms ranging from one to three years. The change will not affect directors of the Company who currently hold office and each such director will be allowed to hold office until the expiration of his or her three-year term. Subsequent to the public offering, Frank Matheson resigned as a director of the Company and Roger M. Widmann was elected on October 29, 2003 by the Board to serve until the next Annual Meeting in 2004.

Corporate Governance Initiatives:
--------------------------------

The Board has had an Audit Committee since June 2000. The Audit Committee has reviewed the representations of management and the report of the independent accountants and has recommended that the audited financial statements for the year ended December 31, 2003 be filed as presented as part of the Form 10-K with the Securities and Exchange Commission.

During 2003, the Board of Directors appointed a Nominating and Corporate Governance Committee and a Compensation Committee, each of which has at least three directors and is composed exclusively of independent directors. The composition of each of these committees thus complies with the listing requirements and other rules and regulations of the New York Stock Exchange.

Conference Call:
---------------
The Company expects to host a conference call for the benefit of stockholders, analysts and other interested parties after the filing of its first quarter results. Management expects to provide earnings and FFO guidance for the year ending December 31, 2004 at that time.

About Cedar Shopping Centers, Inc.:
----------------------------------
Cedar Shopping Centers, Inc., with headquarters in Port Washington, New York, which elected REIT status in 1986, is a fully-integrated, self-administered and self-managed real estate company listed on the New York Stock Exchange. Its investments, which presently include 24 properties totaling approximately 4 million sq. ft. of GLA, are focused primarily in multi-tenant supermarket-anchored shopping centers in eastern Pennsylvania, southern New Jersey, Maryland and Connecticut.

Management Comments:
-------------------
Commenting on activity for the year ended 2003, the Company's Chairman, President and Chief Executive Officer, Leo S. Ullman, said "The year 2003 was a watershed year for our Company, during which we grew from a very modest size and listing on the NASDAQ (SmallCap) Market to a size reflecting an increase of more than 20 times the assets of the Company just four years ago, and an equity of nearly 50 times our equity just last year. We have also achieved the honor and benefit of a listing on the New York Stock Exchange.

Since our listing, we have performed as promised and expected. Substantially all the repayments and acquisitions forecasted at that time as the basis for our public offering have been completed, and we have very carefully stayed our course. The year ended December 31, 2003 thus reflected the very costs we expected in order to achieve our success. All those one time costs and charges are behind us.

Our focus at this point is to continue to grow carefully and intelligently in a manner intended at all times for the long-term benefit of our shareholders. We will not manage to the stock market and we will endeavor to avoid diversionary ventures. We will seek to enhance the portfolio of properties owned by the Company, continuing our specific direction of acquiring and redeveloping, where appropriate, primarily supermarket-anchored shopping centers in the mid-Atlantic and Northeastern states. We expect to continue to evidence our strength and ability to manage, and also to acquire and commercially enhance our properties with our demonstrated ability to redevelop properties and create additional values.

We are proud of our pipeline of potential additional acquisitions and redevelopment opportunities, which, when coupled with our existing core properties, are intended and expected to meaningfully enhance shareholder income and values during this and coming years."

                          Cedar Shopping Centers, Inc.
                           Consolidated Balance Sheets

                                                           December 31,   December 31,
                                                               2003            2002
                                                           ------------   ------------
Assets
Real estate
  Land                                                     $ 61,717,000   $ 24,741,000
  Buildings and improvements                                263,054,000     98,893,000
                                                           ------------   ------------
                                                            324,771,000    123,634,000
  Less accumulated depreciation                              (6,147,000)    (2,396,000)
                                                           ------------   ------------
Real estate, net                                            318,624,000    121,238,000

  Cash and cash equivalents                                   6,154,000      3,827,000
  Cash at joint ventures and restricted cash                  6,208,000      2,883,000
  Rents and other receivables, net                            3,269,000        736,000
  Other assets                                                3,773,000      1,467,000
  Deferred charges, net                                       3,279,000      2,987,000
                                                           ------------   ------------
Total Assets                                               $341,307,000   $133,138,000
                                                           ============   ============

Liabilities and Shareholders' Equity
  Mortgage loans payable                                   $144,983,000   $ 93,537,000
  Loans payable                                              17,000,000      7,464,000
  Accounts payable, accrued expenses, and other               5,616,000      2,570,000
  Deferred liabilities                                        6,090,000      5,195,000
                                                           ------------   ------------
Total Liabilities                                           173,689,000    108,766,000
                                                           ------------   ------------

Minority interest                                            12,435,000     10,238,000

Limited partners' interest in consolidated
  Operating Partnership                                       4,035,000      7,889,000
Series A preferred 9% convertible, redeemable
  Operating Partnership Units                                         -      3,000,000
                                                           ------------   ------------
                                                             16,470,000     10,889,000
Shareholders' Equity
Common stock ($0.06 par value,
  50,000,000 shares authorized,
  16,456,000 and 232,000 shares issued
  and outstanding, respectively)                                987,000         14,000
Treasury stock  (319,000 shares, at cost)                    (3,669,000)             -
Accumulated other comprehensive gain (loss)                      47,000        (65,000)
Additional paid-in capital                                  153,783,000      3,296,000
                                                           ------------   ------------
Total Shareholders' Equity                                  151,148,000      3,245,000
                                                           ------------   ------------
Total Liabilities and Shareholders' Equity                 $341,307,000   $133,138,000
                                                           ============   ============

                          Cedar Shopping Centers, Inc.
                      Consolidated Statements of Operations

                                                        For the years ended December 31,
                                                              2003            2002
                                                         -------------     -----------
Revenues
  Rents                                                  $  20,770,000     $ 9,974,000
  Expense recoveries                                         5,509,000       2,990,000
  Interest and other                                           227,000          25,000
                                                         -------------     -----------
Total revenues                                              26,506,000      12,989,000
                                                         -------------     -----------

Expenses
  Operating, maintenance and management                      7,190,000       3,158,000
  Real estate and other property-related taxes               2,861,000       1,527,000
  General and administrative                                 3,161,000       1,160,000
  Depreciation and amortization                              5,023,000       2,546,000
  Interest                                                   9,412,000       5,523,000
  Costs incurred in acquiring external advisor              11,960,000               -
  Early extinguishment of debt                               6,935,000         487,000
  Other                                                      1,893,000               -
                                                         -------------     -----------
Total expenses                                              48,435,000      14,401,000
                                                         -------------     -----------

Loss before the following:                                 (21,929,000)     (1,412,000)
  Minority interests                                          (983,000)       (159,000)
  Limited partners' interest                                 1,637,000       1,152,000
  Distribution to preferred shareholders (net of
   limited partners' interest of $178,000)                     (76,000)              -
  Loss on sale of properties                                         -         (49,000)
                                                         -------------     -----------
Net loss                                                 $ (21,351,000)    $  (468,000)
                                                         =============     ===========

Net loss per share                                              ($7.09)         ($2.03)

Average number of shares outstanding                         3,010,000         231,000

Special Note Regarding Forward-Looking Statements:
-------------------------------------------------

Certain statements contained in this Press Release constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, affect demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the Company's real estate markets, including, among other things, competition with other companies; risks of real estate development and acquisition; risks of adverse operating results and creditworthiness of current tenants; governmental actions and initiatives; and environmental/safety requirements.

Such forward-looking statements speak only as of the date of this document. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.